SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 29, 2014

______________________________

BROOKLINE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23695	04-3402944
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. employer Identification No.)

131 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

(617) 425-4600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition, Declaration of Dividend

On October 29, 2014, Brookline Bancorp, Inc. (the “Company”) issued a press release announcing its earnings for the quarter ended September 30, 2014.  Additionally, the Company announced the approval by its Board of Directors of a regular quarterly dividend of $0.085 per share payable on November 28, 2014 to stockholders of record on November 14, 2014.  A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.     Other Events.

On October 29, 2014, the Board of Directors of the Company approved a stock repurchase program of up to $10 million of total outstanding shares of the Company’s common stock over a period of fourteen months ending on December 31, 2015. The shares may be repurchased from time to time in open market or negotiated transactions at prevailing market prices in accordance with federal securities laws.  The Company announced the stock repurchase program in its press release announcing its earnings for the quarter ended September 30, 2014.  A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

99.1      Press release of Brookline Bancorp, Inc. issued October 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 29, 2014	BROOKLINE BANCORP, INC.

		By:	/S/ Carl M. Carlson
Carl M. Carlson
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit No.	Description

99.1	Press Release of Brookline Bancorp, Inc. dated October 29, 2014.